EXHIBIT 10.54

INDUSTRIAL LEASE

This Industrial Lease Agreement (the “Lease”) is made this 1stday of, November 2022 (the “Effective Date”) between Wilks Ranch Texas, LTD, a Texas limited partnership, (“Landlord”) and the Tenant named below.

1.
BASIC TERMS

Tenant	ProFrac Holdings II, LLC

Tenant’s Notice Address	333 Shops Blvd Willow Park TX 76087
Guarantor	ProFrac Holdings II, LLC
Guarantor’s Address	333 Shops Blvd Willow Park TX 76087

Landlord’s Notice (and Rent Payment) Address	Wilks Ranch Texas, LLC PO Box 111, Cisco, TX. 76437
Property	Commonly known as Cisco Equify Yard (the “Building”), together with the parking areas, landscaping, walkways and other improvements related to the Building, as described on Exhibit A
Premises	Approximately 29,100 square feet of Building space and approximately 39.99 acres of yard space, as described on Exhibit B
Property Rentable Area	29,100 square feet of buildings 39.99 acres of yard
Lease Term

Beginning on the Commencement Date and ending on November 1, 2033.Additionally, Tenant shall have the option to renew and extend the Lease Term, in accordance with and subject to the terms and conditions set forth in Exhibit "D" attached hereto and made a part hereof.

Commencement Date	Effective Date of this Lease
Permitted Uses

General office, general yard, administration, distribution and warehouse use; provided, however, Tenant shall not use the Premises in a manner inconsistent with the uses permitted by the applicable zoning code, and in no event shall manufacturing be permitted.

2.
LEASE TERM
a.
Lease of Premises for Lease Term.

Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term.

b.
Delivery.

If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord will not be subject to any liability, nor will the failure affect the validity of this Lease or the obligations of Tenant or extend the Lease Term. But if such a delay occurs, Tenant will not be obligated to pay Rent until possession of the Premises is tendered to Tenant. However, if Landlord does not deliver possession of the Premises within ninety (90) days after the Commencement Date, Tenant may, at Tenant’s option, by notice in writing to Landlord within ten (10) days, cancel this Lease. If Landlord does not deliver possession of the Premises within one hundred twenty (120) days after the Commencement Date, Landlord may, by notice in writing to Tenant within ten (10) days, cancel the Lease. If either party cancels the Lease, Landlord will return any moneys previously deposited by Tenant, and the parties will be discharged from all obligations hereunder, except those provided to survive termination.

EXHIBIT 10.54

3.
RENT
a.
Base Rent.

Tenant shall pay to Landlord during the Term the following sum, in equal monthly installment, each in advance, without demand, offset or deduction, on the first day of each month during the Term. Upon the execution of this Lease, Tenant shall pay Landlord the amount of $50,857.74 as rent for the first month of the Lease Term. The Base Rent will increase on an annual basis by a percentage equal to the percentage change in the Consumer Price Index statistics published by the United States Bureau of Labor on November 1 of each year during the Lease Term, provided however, any respective increase shall not exceed 5% of the then current base rent. The first payment to be made upon execution of this Lease by Tenant will be applied by Landlord for the rental for the first month of the Term. Rent for any period during the Lease Term that is for less than one month will be a prorated portion of the monthly installment. Rent will be payable without notice or demand and without any deduction, offset, or abatement in U.S. currency to Landlord at the address stated in Article 1 or to other persons or at other places as Landlord may designate in writing.

Lease Month(s)	Type of Space	Square Feet (SF)	Annual Rental	Monthly Rental
1 - 12	Buildings	$9.00	$261,900.00	$21,825.00
	Yard	0.20 /SF	$348,392.88	$29,032.74
Total				$ 50,857.74
13 - 24	Buildings		$274,995.00	$ 22,916.25
	Yard		$365,812.52	$ 30,484.37
Total				$53,400.62
25 - 36	Buildings		$288,744.75	$24,062.06
	Yard		$384,103.14	$32,008.58
Total				$ 56,070.64

37-48	Buildings	$303,181.98	$25,265.16
	Yard	$403,308.29	$33,609.00
Total			$58,874.16
49-60	Buildings	$318,341.07	$26,528.41
	Yard	$423,473.70	$35,289.45
Total			$61,817.86
61-72	Buildings	$334,258.12	$27,854.83
	Yard	$444,647.38	$37,053.92
Total			$64,908.75
73-84	Buildings	$350,971.02	$29,247.57
	Yard	$466,879.74	$38,906.61
Total			$68,154.18
85-96	Buildings	$368,519.57	$30,709.94
	Yard	$490,223.72	$40,851.94
Total			$71,561.88
97-108	Buildings	$386,945.54	$32,245.43
	Yard	$514,734.90	42,894.54
Total			$75,139.97
109-120	Buildings	$406,292.81	$33,857.70
	Yard	$540,471.64	$45,039.26
		Total	$78,896.96
b.

All sums payable by Tenant under this Lease or otherwise due by Tenant under this Lease, other than Base Rent, are “Additional Rent”; the term “Rent” includes both Base Rent and Additional Rent. Tenant shall pay applicable sales tax on all Rent paid to Landlord hereunder.

c.
Interest.

Any Rent or other amount due to Landlord, if not paid when due, will bear interest from the date due until paid at the rate of 18% per annum, but not to exceed the highest rate legally permitted.

d.
Late Charge.

If any installment of Rent or any other sums due from Tenant is not received by Landlord within five (5) days following the due date, Tenant will pay to Landlord a late charge equal to 5% of such overdue amount. A fifty dollar ($50) fee will be assessed for any returned checks and all late charges and interest will apply until certified funds are received, and the Tenant’s account is in good standing. The

EXHIBIT 10.54

parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

e.
Security Deposit.

Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall deposit with Landlord $0.00 which will thereafter remain on deposit with Landlord as the security deposit to be held and disbursed pursuant hereto.

Tenant acknowledges its obligation to deposit with Landlord the sum stated in Section 3.05 above, to be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. Tenant agrees that such deposit may be co‑mingled with Landlord's other funds, need not be deposited in an interest-bearing account and is not an advance payment of Rent or a measure of Landlord's damages in case of an event of default by Tenant hereunder. Upon the occurrence of any event of default by Tenant hereunder, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such deposit fund to the extent necessary to make good any arrears of Rent and any other damage, injury, expense or liability caused to Landlord by such event of default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant following termination of this Lease.

4.
PROPERTY TAXES
a.
Real Property Taxes.

Landlord will pay the Real Property Taxes (as defined below) on the Property during the Lease Term and Tenant shall be obligated to reimburse Landlord for all of the Real Property Taxes.

b.
Definition of “Real Property Taxes”.

“Real Property Taxes” means taxes imposed or levied upon or assessed against the Property.

c.
Personal Property Taxes.

Tenant will pay directly all taxes charged against trade fixtures, furnishings, equipment, inventory or any other personal property belonging to Tenant. Tenant will use its best efforts to have personal property taxed separately from the Property. If any of Tenant’s personal property is taxed with the Property, Tenant will pay Landlord the taxes for such personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

5.
UTILITIES
a.
Utilities.

Tenant shall pay for all water, gas, heat, light, power, telephone, trash and other utilities and services supplied to the Premises, together with any taxes. If any of those services are not separately metered to Tenant, Tenant will pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises. If these charges remain unpaid for thirty (30) days after they become due and for ten (10) days following Tenant’s receipt of written notice thereof from Landlord, Tenant shall be in default and Landlord may exercise all remedies available to Landlord as provided in Article 12 of this Lease. Landlord agrees to pay for all other standard utilities necessary to operate the Premises, as determined by Landlord in Landlord’s sole and absolute discretion.

Notwithstanding the foregoing, Landlord shall have no liability, whatsoever, in the event of any interruption, failure or curtailment of any utilities nor shall such interruption, failure or curtailment of any utilities constitute a constructive or partial eviction. Tenant shall make no change in the conduct of business in the Premises from the manner of the conduct of business in the Premises as of the Effective Date of this Lease, or install additional equipment not located on the Premises as of the Effective Date of this Lease which would have the effect of materially increasing Tenant’s consumption of any utilities, as determined by Landlord in Landlord’s sole and absolute discretion.

Landlord agrees to allow Tenant to install separate UPS power devices in the Premises as Tenant desires; provided, however, Landlord shall not be liable to Tenant in the event of any failure of or damage to such power devices or for any damage or consequences resulting from or in any way related to the use of such power devices in the Premises. Tenant shall assume all costs associated with installing and using such UPS power devices, including, but not limited to, the costs of any increase in costs to utilities serving the Premises resulting from the use and operation of such devices.

6.
INSURANCE
a.
Tenant’s Insurance.

Tenant, at its expense, will maintain the following insurance coverages during the Lease Term:

a)
Liability Insurance. Commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises, including contractual liability. Such insurance will name Landlord, its property manager (if any), any mortgagee, and such other parties as Landlord may designate, as additional insured. The initial amount of such insurance will be Two Million and No/100 Dollars ($2,000,000) per occurrence. The liability insurance obtained by Tenant under this Section 6.01 will (i) be primary and (ii) insure Tenant’s obligations to Landlord under Section 6.04. The amount and coverage of such insurance will not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease.

EXHIBIT 10.54

b)
Worker’s Compensation Insurance. Worker’s compensation insurance in the statutory amount (and employers’ liability insurance) covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.
c)
Automobile Liability Insurance. Automobile liability insurance, including, but not limited to, passenger liability, on all owned, nonowned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for injuries or death of one or more persons or loss or damage to property. This does not apply to personal owned vehicles for any employee, contractor, or vendor visiting the location, provided that Tenant shall indemnify and hold Landlord harmless against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses, including reasonable attorney’s fees, for damage to any property or injury to or death of any person arising from the use of any such vehicles while on the Property or in connection with Landlord’s use of the Premises, whether owned by Landlord’s employee, contractor or vendor visiting the Property.
d)
Personal Property Insurance. Personal property insurance covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time-to-time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the personal property insurance will be used for the repair or replacement of the property damaged or destroyed, unless the Lease Term is terminated under an applicable provision herein. If the Premises are not repaired or restored in accordance with this Lease, Landlord will receive any proceeds from the personal property insurance allocable to Tenant’s leasehold improvements.
b.
Landlord’s Insurance.

During the Lease Term, Landlord will maintain in effect all risk insurance covering loss of or damage to the Property in the amount of its replacement value with such endorsements and deductibles as Landlord determines from time-to-time. Landlord will have the right to obtain flood, earthquake, and such other insurance as Landlord determines from time-to-time or is required by any mortgagee of the Property. Landlord will not insure Tenant’s fixtures or equipment or building improvements installed or paid by Tenant. Landlord may obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Property. The foregoing policy obtained by Landlord will not provide primary insurance, will not be contributory and will be excess over any liability insurance maintained by Tenant. Landlord will also maintain a rental income insurance policy, with loss payable to Landlord. Any increase in the cost of Landlord’s insurance due to Tenant’s use or activities at the Premises will be paid by Tenant to Landlord as Additional Rent. Landlord’s property insurance shall be reimbursed be tenant upon demand.

c.
General Insurance Provisions.
a)
Any insurance which Tenant is required to maintain under this Lease will include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.
b)
Prior to the earlier of Tenant’s entry into the Premises or the Commencement Date, Tenant will deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Section 6.01and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant will deliver to Landlord renewal certificates therefor. Tenant will provide Landlord with copies of the policies promptly upon request from time-to-time.
c)
All insurance policies required under this Lease will be with companies having a “General Policy Rating” of A- or better, as set forth in the most current issue of the Best Key Rating Guide.
d)
Without limiting the provisions of Section 6.04, Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of the other and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each of the foregoing (collectively, “Representatives”), for loss of or damage to its property or the property of others under its control, to the extent that such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage, or required to be carried under this Article 6. All property insurance carried by either party will contain a waiver of subrogation against the other party to the extent such right was waived by the insured party prior to the occurrence of loss or injury.
d.
Indemnity.
a)
Tenant hereby waives all claims against Landlord and its Representatives (collectively, the “Landlord Indemnitees”) for damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time and from any cause. Tenant shall hold Landlord Indemnitees harmless from and defend Landlord Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses, including reasonable attorney’s fees, for damage to any property or injury to or death of any person arising from (i) the use or occupancy of the Premises or the Property by Tenant or persons claiming under Tenant, except to the extent such is caused by the gross negligence or willful misconduct of Landlord, (ii) the negligence or willful misconduct of Tenant in, upon or about the Property, or (iii) any breach or default by Tenant under this Lease.

EXHIBIT 10.54

b)
Except to the extent caused by the Tenant or its Representatives, Landlord shall hold Tenant and its Representatives (collectively “Tenant Indemnitees”) harmless from and defend Tenant Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses, including reasonable attorney’s fees, for damage to any property or injury to or death of any person arising from (i) the gross negligence or willful misconduct of Landlord, or (ii) default by Landlord under this Lease.
7.
PROTECTION OF LENDERS
a.
Subordination.

This Lease shall be automatically subordinated and inferior to any Mortgage (as defined below) now or hereafter encumbering the Property or any part thereof. Notwithstanding that such subordination is self-operative without any further act of Tenant, Tenant will, from time-to-time, within ten (10) days of request from Landlord, execute and deliver any documents or instruments to confirm such subordination. If Tenant fails to execute and deliver such documents, Landlord is hereby authorized to execute such documents as Tenant’s duly authorized irrevocable agent and attorney-in-fact. “Mortgage” includes any mortgage, deed of trust or ground lease, together with any amendments, additional advances, restatements, modifications or consolidations of such instrument.

b.
Attornment.

If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary, mortgagee, or purchaser at a foreclosure sale, Tenant will attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as successor Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

c.
Estoppel Certificates.

Within five (5) days after Landlord’s request, Tenant will execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon (and Tenant will be estopped from denying): (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Rent (except as to Base Rent which is due on an annual basis) or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease.

8.
USE OF PREMISES
a.
Manner of Use.
a)
Tenant will use the Premises only for the Permitted Uses. Tenant will not cause or permit the Premises to be used in any way which (i) constitutes a violation of any Legal Requirements (as defined below) or the rules and regulations (the “Rules and Regulations”) established by Landlord, a copy of which is attached as Exhibit C, as they may be amended in writing by Landlord, (ii) annoys or interferes with the rights of tenants of the Property, or (iii) constitutes a nuisance or waste or will invalidate any insurance carried by Landlord. Tenant will obtain and pay for all necessary permits, including a certificate of occupancy, and will promptly take all actions necessary to comply with all applicable Federal, State or local statutes, ordinances, notes, regulations, orders, recorded declarations, covenants and requirements (collectively, “Legal Requirements”) regulating the use by Tenant of the Premises, including, without limitation, the Occupational Safety and Health Act and the Americans With Disabilities Act.
b)
Without limiting any other provision of this Lease, Landlord agrees that certain Representatives of Tenant shall have unrestricted 24/7/365 access to the Premises, (i) subject to any Landlord imposed security requirements or measures or any other closures of the Property by Landlord resulting from any Casualty or any other reasonable purpose, and (ii) provided further that Landlord shall have no responsibility or liability and Tenant shall assume all responsibility and liability and shall indemnify and hold Landlord harmless for any damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time from such unrestricted access.
c)
Notwithstanding the foregoing, Tenant understands and acknowledges that Landlord shall in no event be liable to Tenant or to any other third-party, and Tenant waives all claims or liability against Landlord and shall indemnify and hold Landlord harmless in connection with any access (restricted or unrestricted) to the Premises and/or to the Property.
b.
Environmental Requirements.
a)
Definition of “Hazardous Material”. “Hazardous Material” means any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in

EXHIBIT 10.54

the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or hereafter regulated under any Legal Requirements, including, without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are found to have adverse effects on the environment or the health and safety of persons; provided, however, “Hazardous Material” does not include any de minimis quantities of office or other cleaning supplies commonly used in accordance with Legal Requirements.
b)
Tenant’s Obligations. Tenant will not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without (i) the prior written consent of Landlord, and (ii) complying with all applicable Legal Requirements pertaining to the transportation, storage, use or disposal of such Hazardous Material (collectively, “entitled to take into account such other Environmental Laws”), including, but not limited to, obtaining proper permits. Landlord may consider factors or facts Landlord deems reasonably relevant in granting or withholding consent to Tenant’s proposed activity with respect to Hazardous Material. Landlord will not, however, be required to consent to the installation or use of any storage tanks on the Property.

If Tenant’s transportation, storage, use or disposal of Hazardous Materials results in the contamination of the soil or surface or ground water, release of a Hazardous Material or loss or damage to person(s) or property or the violation of any Environmental Law, then Tenant agrees to: (x) notify Landlord immediately of any contamination, claim of contamination, release, loss or damage, (y) after consultation with Landlord, clean up the contamination in full compliance with all Environmental Laws, and (z) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorney’s fees and costs, arising from or connected with any such contamination, claim of contamination, release, loss or damage. Tenant will fully co-operate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (A) to comply with any Environmental Law, (B) to comply with the request of any lender, purchaser or tenant, and/or (C) as otherwise deemed reasonably necessary by Landlord in its discretion. Tenant will notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any Environmental Law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any Environmental Law, will promptly pay when due any fine or assessment against Landlord, Tenant or the Property and remove or bond any lien filed against the Property relating to any violation of Tenant’s obligations with respect to Hazardous Material.

c)
Landlord’s Rights. Landlord will have the right, but not the obligation, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Material or contamination by Hazardous Material present on, in, at, under or emanating from the Premises or the Property in violation of Tenant’s obligations under this Lease or under any laws regulating Hazardous Material or that Tenant is liable under this Lease to clean up, remove or remediate. Landlord will have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority against Tenant, Landlord or the Premises or the Property relating to any Hazardous Material or under any related law or the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Section 8.02.

If Landlord determines, in good-faith, that a release or other environmental condition may have occurred during the Lease Term, at Tenant’s cost, Landlord may require an environmental audit of the Premises by a qualified environmental consultant. Tenant will, at its sole cost and expense, take all actions recommended in such audit to remediate any environmental conditions for which it is responsible under this Lease.

d)
Radon Disclosure. Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Texas. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

c.
Landlord’s Access.

Landlord or its agents may enter the Premises, upon 1 hours’ notice to Tenant (except in the case of an emergency in which prior notice shall not be required), to show the Premises to potential buyers, investors or other parties, for routine property inspections and maintenance or for any other purpose Landlord deems reasonably necessary. Without limiting the foregoing, during the last twelve (12) months of the Lease Term, Landlord may enter the Premises, upon 8 hours’ notice to Tenant, to show the Premises to potential tenants, and may place customary “For Lease” signs on the Premises.

d.
Common Areas.
a)
Common Areas. “Common Areas” means all areas within the Property which are available for the common use of tenants of the Property and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas. Landlord, from time-to-time, may change the size, location, nature, and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities in the Common Areas, and increase or decrease Common Area land or facilities so long as Tenant’s use of the Premises is not materially affected.

EXHIBIT 10.54

b)
Use of Common Areas. Tenant will have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable Rules and Regulations as Landlord may establish or modify from time-to-time. Tenant agrees to abide by all such rules and regulations and to use its best efforts to cause others who use the Common Areas with Tenant’s express or implied permission to abide by the Rules and Regulations. At any time, Landlord may close any Common Areas to perform any acts as, in Landlord’s reasonable judgment, are desirable to maintain or improve the Property. Tenant will not interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas.
e.
Signs.

No sign of any type or description shall be erected, placed or painted on the exterior of the Premises, except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformance with Landlord’s sign criteria established for the Property.

9.
CONDITION AND MAINTENANCE OF PREMISES
a.
Existing Conditions.

Tenant hereby accepts the Property and the Premises in their present “as is, where is, with all faults” condition. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the Premises or the suitability of the Property or the Premises for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and the Premises and is not relying on any representations of Landlord or any broker with respect thereto.

b.
Landlord’s Obligations.

Subject to the provisions of Article 10 (Casualty and Condemnation), and except for damage caused by any act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, Landlord will maintain the Common Areas in good order, condition and repair and will keep the foundation, roof, building systems (including the heating, ventilating and air conditioning system located within the Common Areas), structural supports and exterior walls of the improvements on the Property in good order, condition and repair. Landlord will not be obligated to maintain heating, ventilating and air conditioning systems or repair windows, doors or plate glass that serve the Premises only. Tenant will promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. Notwithstanding the foregoing, Landlord may repair, at Tenant’s expense, any damage to the Property caused by Tenant’s acts or omissions which would otherwise be Landlord’s responsibility to maintain, and Tenant agrees to reimburse Landlord for all costs incurred by Landlord, plus fifteen (15%) percent, in doing so within thirty (30) days of receipt of an invoice from Landlord.

c.
Tenant’s Obligations.

Subject to the provisions of Article 10 (Casualty and Condemnation), at its sole cost and expense, Tenant will keep all portions of the Premises (including, without limitation, all systems and equipment, dock levelers, bumpers, doors and floors, including slabs and slab repairs, crack filling and joint repairs) in good order, condition and repair (including repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant will promptly replace such portion of the Premises or system or equipment. At Tenant’s request, Landlord may perform Tenant’s maintenance and repair obligations under this Section 9.03 and Tenant will reimburse Landlord for all costs incurred, plus fifteen (15%) percent, in doing so within thirty (30) days of receipt of an invoice from Landlord. Tenant shall, at its sole cost and expense, enter into and maintain a contract with a certified and insured third-party HVAC service contractor, providing for the periodic (at least quarterly) service, maintenance and repair of the HVAC system serving the Premises, which shall provide for a scope of work and periodic services, at a minimum, in accordance with manufacturer's specifications. Tenant shall, at its sole cost and expense, enter into and maintain a contract with a certified pest control service contractor that shall provide pest control treatments to the interior and exterior of the Premises at a minimum of 90-day intervals. Upon request by Landlord, Tenant shall furnish Landlord with a copy of the current service contracts, which contracts shall be in form and substance reasonably satisfactory to Landlord and a current certificate of insurance of the Tenant's service contractor naming Landlord as an additional insured and such certificate shall be in form and substance and contain such coverages satisfactory to Landlord. In the event Landlord obtains an assignable warranty for any HVAC system servicing the Premises, to the extent assignable, Landlord shall assign to Tenant any such assignable warranty on parts and labor for the HVAC system. If any repairs or maintenance required to be made or maintained by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, or within such lesser time as is reasonable to require in the event of an emergency, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to Tenant's stock or business by reason of such repairs; and Tenant shall pay to Landlord upon demand, as additional rental hereunder, the Landlord's cost of such repairs plus interest thereon at the per annum rate set forth in Section 3.03, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. At the expiration or termination of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord pursuant to the terms hereof.

d.
Alterations, Additions, and Improvements.
a)
Tenant’s Work. Tenant may not make any installations, alterations, additions, or improvements or major repairs in or to the Premises without obtaining Landlord’s prior written consent. All work will be performed in accordance with plans and specifications approved by Landlord. Tenant will procure all necessary permits and licenses before undertaking any work

EXHIBIT 10.54

on the Premises and will perform all work in a good and workmanlike manner employing materials of good quality and in conformity with all applicable Legal Requirements and insurance requirements. Tenant will (i) employ only contractors reasonably approved by Landlord, (ii) require all contractors employed by Tenant to carry worker’s compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $2 million, and (iii) submit certificates evidencing such coverage to Landlord prior to the commencement of any work. Landlord may inspect Tenant’s work at reasonable times. Tenant will prosecute and complete such work with reasonable diligence and will provide Landlord with “as built” plans, copies of all construction contracts and proof of payment for all labor and materials.
b)
No Liens. Tenant will pay when due all claims for labor and material furnished to the Premises and keep the Property at all times free from liens for labor and materials. Tenant will give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises.
e.
Condition Upon Termination.

Upon the expiration or termination of the Lease Term, Tenant will surrender the Premises to Landlord broom clean and install new gravel over the whole yard as approved by Landlord in the condition which Tenant is required to maintain the Premises under this Lease. Landlord may require Tenant, at its expense, to remove any alterations, additions or improvements made by Tenant during the Term of this Lease prior to the expiration of the Lease and to restore the Premises to their prior condition. Any work which Tenant is not required to remove will, at Landlord’s option, become Landlord’s property and will be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without damage to the Property so long as Tenant repairs any damage caused by such removal.

f.
Exemption of Landlord from Liability.

Landlord will not be liable for any damage or injury to any person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property or the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or the Premises, or from other sources or places; (d) any curtailment or interruption in utility services or (e) any act or omission of any other tenant of the Property. Tenant will give Landlord prompt notice upon the occurrence of any accident or casualty at the Premises. The provisions of this Section will not exempt Landlord from liability for its gross negligence or willful misconduct; provided, however, Landlord will not be liable for any consequential damages.

10.
CASUALTY AND CONDEMNATION
a.
Damage to Premises.
a)
If the Premises are destroyed or rendered untenantable, either wholly or in part, by fire or other casualty (“Casualty”), Tenant will immediately notify Landlord in writing upon the occurrence of such Casualty. Landlord may elect either to (i) repair the damage caused by such casualty as soon as reasonably possible, in which case this Lease will remain in full force and effect, or (ii) if (A) Landlord estimates it will take more than nine (9) months to repair the Premises or (B) the Casualty occurs during the last six (6) months of the Lease Term and Landlord estimates it will require more than thirty (30) days to repair, terminate the Lease Term as of the date the Casualty occurred. Landlord will notify Tenant within thirty (30) days after receipt of notice of the Casualty whether Landlord elects to repair the damage or terminate the Lease Term. If Landlord elects to repair the damage, Tenant will pay Landlord the portion of the deductible amount under Landlord’s insurance allocable to the damage to the Premises and, if the damage was due to an act or omission of Tenant or its employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.
b)
If based on the estimate of Landlord’s architect or contractor, it will take Landlord more than nine (9) months to rebuild the Premises or (ii) the Casualty occurs during the last six (6) months of the Lease Term and the damage is estimated by Landlord to require more than thirty (30) days to repair, Tenant may elect to terminate the Lease Term as of the date the Casualty occurred, which must be exercised by written notification to Landlord within thirty (30) days after the occurrence of the Casualty.
c)
If the Property is destroyed or damaged by Casualty and Landlord elects to repair or restore the Property pursuant to the provisions of this Article 10, any Rent payable during the period of such damage, repair and/or restoration will be reduced according to the degree, if any, to which Tenant’s use of the Premises is impaired.
d)
The provisions of this Article 10 will govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the damage or destruction of the leased property.
b.
Condemnation.

If more than 20% of the floor area of the Premises or more than 40% of the parking on the Property is taken by eminent domain, either Landlord or Tenant may terminate the Lease Term as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after

EXHIBIT 10.54

the condemning authority takes title or possession). If neither party terminates the Lease Term, this Lease will remain in effect as to the portion of the Premises not taken, except that the Base Rent will be reduced in proportion to the reduction in the floor area of the Premises. Any condemnation award or payment will be paid to Landlord. Tenant will have no claim against Landlord for the value of the unexpired lease term or otherwise; provided, however, Tenant may make a separate claim with the condemning authority for its personal property and/or moving costs so long as Landlord’s award is not reduced thereby.

11.
ASSIGNMENT AND SUBLETTING
a.
No Assignment or Sublease Permitted.

Tenant will not assign or transfer this Lease or sublease the Premises or any part thereof or interest therein, or mortgage, pledge or hypothecate its leasehold interest, in each case without the prior written consent of Landlord. In the event Tenant is a corporation, a partnership or a limited liability company, the conveyance of the controlling interest(s) of the corporation or other entity, or a sale of substantially all the assets of the corporation or other entity, or the assignment of all or any portion of any general partnership interest or managing member or manager therein, as the case may be, shall be deemed an assignment for the purposes hereof.

12.
DEFAULTS AND REMEDIES
a.
Covenants and Conditions.

Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.

b.
Defaults.

Each of the following constitutes an “Event of Default” under this Lease:

1.
Tenant fails to pay any installment of Rent or any other obligation under this Lease involving the payment of money;
2.
Tenant fails to perform any of Tenant’s other obligations under this Lease and such failure continues for a period of twenty (20) days after written notice from Landlord; provided that if more than twenty (20) days are reasonably required to complete such performance, Tenant will not be in default if Tenant commences such performance within the twenty (20) day period and thereafter diligently pursues its completion but in any event, completion must take place no later than sixty (60) days after the initial notice from Landlord;
3.
Tenant shall do or permit to be done anything which creates a lien upon the Premises or upon all or any part of the Building, and Tenant fails to discharge or bond around any lien within twenty (20) days after Tenant learns that any such lien or encumbrance is filed against the Premises; or
4.
Tenant, or any guarantor under this Lease, becomes insolvent or bankrupt, has a receiver or trustee appointed for any part of its property, makes an assignment for the benefit of its creditors, or any proceeding is commenced either by Tenant or against it under any bankruptcy or insolvency laws, which proceeding is not dismissed within thirty (30) days; provided, however, if a court of competent jurisdiction determines that any of the acts described in this subsection (e) is not an Event of Default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant assigns, subleases, or transfers Tenant’s interest hereunder, then Landlord will receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment, transfer or sublease over the rent payable by Tenant under this Lease.
5.
Tenant shall desert or vacate or shall commence to desert or vacate the Premises or any substantial portion of the Premises or shall, at any time prior to the last month of the Lease Term, remove or attempt to remove, without the prior written consent of Landlord, all or a substantial amount of Tenant's goods, wares, equipment, fixtures, furniture, or other personal property.
c.
Remedies.

On the occurrence of an Event of Default, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

a)
take any one or more of the actions permissible by law to insure performance by Tenant of Tenant's covenants and obligations under this Lease. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open for business or, having opened for business, deserts or vacates the Premises, Landlord may enter upon and take possession of the Premises in order to protect them from deterioration and may nevertheless continue to demand from Tenant payment by Tenant to Landlord of the Rent and other charges provided in this Lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Premises, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Premises unless Landlord expressly notifies Tenant of such acceptance in writing, Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay Landlord on demand any deficiency that may arise between the monthly Rent and other charges as provided in this Lease and that actually collected by Landlord under any reletting.

EXHIBIT 10.54

b)
enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord might incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.
c)
pay or bond around any lien, whether or not contested by Tenant; and in such event Tenant agrees to reimburse Landlord on demand for all costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord shall in no event be liable for any damages or claims resulting from such action.
d)
terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in Rent (including any late charge or interest which may have accrued pursuant to this Lease), enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof. In addition, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of any termination effected pursuant to this Section, said loss and damage to be determined by either of the following alternative measures of damages:
a.
Until Landlord is able, through efforts the nature of which is to be at the sole discretion of Landlord, to relet the Premises under terms satisfactory to Landlord, in Landlord's sole discretion, Tenant shall pay to Landlord on or before the 1st day of each calendar month, the monthly Rent and other charges provided in this Lease to be paid by Tenant to Landlord. If and after the Premises have been relet by Landlord, Tenant shall pay to Landlord on the 20th day of each calendar month the difference between the monthly Rent and other charges provided in this Lease to be paid by Tenant to Landlord for such calendar month and that actually collected by Landlord under any such reletting for such month (net of amortized expenses incurred by Landlord in connection with such reletting). If it is necessary for Landlord to bring suit in order to collect any such deficiency, Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants under any such reletting for any calendar month in excess of the monthly Rent and other charges provided in this Lease shall be credited to Tenant in reduction of Tenant's liability for any calendar month for which the amount collected by Landlord will be less than the monthly Rent and other charges provided in this Lease; but Tenant shall have no right to such excess other than the above‑described credit.
b.
When Landlord desires, Landlord may demand a final settlement. Upon demand for a final settlement, Landlord shall have a right to, and Tenant hereby agrees to pay, the difference between the total of all monthly Rent and other charges provided in this Lease to be paid by Tenant to Landlord for the remainder of the Lease Term and the reasonable rental value of the Premises for such period, such difference to be discounted to present value at a rate equal to 8% per annum.

If Landlord elects to exercise the remedy prescribed in Section 12.03(a) above, such election shall in no way prejudice Landlord's right at any time thereafter to cancel said election in favor of the remedy prescribed in Section 12.03(d) above, provided that at the time of such cancellation, Tenant is still in default. Similarly, if Landlord elects to compute damages in the manner prescribed by Section 12.03(b)(i) above, such election shall in no way prejudice Landlord's right at any time thereafter to demand a final settlement in accordance with this Section. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law, it being hereby agreed that all such rights and remedies shall be cumulative of one another. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default by Tenant shall not be deemed or construed to constitute a waiver of such default.

Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder and/or at law or in equity shall be deemed cumulative and not exclusive of each other.

In the event that any one or more provisions of this Article 12 authorize Landlord to enter the Premises, Landlord is entitled and is hereby authorized, without any notice to Tenant, to enter upon the Premises by use of a duplicate key, a master key, a locksmith's entry procedures or any other means not involving personal confrontation, and to alter or change the door locks on all entry doors of the Premises, thereby permanently excluding Tenant. In such event, Landlord shall not be obligated to place any written notice on the Premises explaining Landlord's action; moreover, if a reason for Landlord's action is the failure of Tenant to pay any Rent when due pursuant to this Lease, Landlord shall not be required to provide the new key (if any) to Tenant until and unless all Rent defaults of Tenant have been fully cured. The terms and provisions of this Section 20.7 supersede the terms and conditions of Section 93.002 of the Texas Property Code, which terms are hereby expressly waived by Tenant.

d.
Damages.

On any termination, Landlord’s damages will include, but shall not be limited to, all costs and fees, including reasonable attorneys’ fees and costs, that Landlord incurs in connection with any bankruptcy court or other court proceeding or any legal action with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord’s right to possession of the Premises. All such damages suffered (apart from Rent payable hereunder) will constitute

EXHIBIT 10.54

pecuniary damages which will be paid to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

It is further agreed that, in addition to payments required pursuant to Section 12.03(a) and Section 12.03(d) above, Tenant shall compensate Landlord for all reasonable expenses incurred by Landlord in repossessing the Premises following an event of default by Tenant hereunder (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Premises), all expenses incurred by Landlord in reletting the Premises thereafter (including, among other expenses, costs of repairs, remodeling, replacements, advertisements and brokerage fees) and all concessions granted to a new tenant upon such reletting (including, among other concessions, renewal options), all losses incurred by Landlord as a direct result of Tenant's event of default, and a reasonable allowance for Landlord's administrative efforts, salaries, and overhead attributable directly to Tenant's event of default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

If, on account of any breach or default by either party hereto in its obligations hereunder, the other party hereto shall employ an attorney to represent, enforce or defend any of its rights or remedies hereunder, the non‑prevailing party in any such legal action agrees to pay any reasonable attorney's fees and costs incurred by the prevailing party in connection therewith.

e.
Cumulative Remedies.

Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity are cumulative and will not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

13.
MISCELLANEOUS PROVISIONS
a.
Covenant of Quiet Enjoyment.

Tenant on paying the Rent and performing its obligations hereunder will peacefully and quietly have, hold and enjoy the Premises throughout the Lease Term without any manner of hindrance from Landlord, subject however to all the terms and provisions hereof.

b.
Landlord’s Liability and Indemnity.

The obligations of this Lease run with the land, and this Lease will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property will be liable under this Lease except for breaches of Landlord’s obligations occurring while it is owner of the Property. The obligations of Landlord will be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord. No individual Representative will be personally liable under this Lease or any other instrument, transaction or undertaking contemplated hereby.

c.
Notice to Landlord.

Tenant will give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any Mortgage encumbering the Property whose name and address have been furnished to Tenant. Landlord will not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Tenant’s notice or such longer period as may be required to diligently complete such matter. If Landlord (or such ground lessor, mortgagee or beneficiary) cannot perform any of its obligations due to events beyond its reasonable control, the time provided for performing such obligations will be extended by a period of time equal to the duration of such events. Events beyond Landlord’s reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, epidemics, pandemics, quarantine restrictions and recommendations, moratoriums, strikes, fire, flood or other casualty or weather conditions, shortages of labor or material, and Legal Requirements.

d.
Holding Over.

If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, (i) Tenant will indemnify Landlord against all damages, costs, liabilities and expenses, including attorneys’ fees, which Landlord incurs on account of Tenant’s failure to vacate and (ii) the Base Rent will increase to 400% of the Base Rent then in effect; and Tenant’s obligation to pay Additional Rent will continue. Any holdover by Tenant does not constitute an extension of the Lease or recognition by Landlord of any right of Tenant to remain in the Premises, and Tenant will be deemed a tenant at sufferance.

e.
Additional Provisions.

The exhibits and riders, if any, attached hereto, are incorporated herein by reference.

f.
Landlord’s Consent.

Tenant will pay Landlord its fees and expenses incurred in connection with any act by Tenant which requires Landlord’s consent or approval under this Lease.

g.
Landlord’s Right to Cure.

If Tenant defaults in the performance of any obligation under this Lease, Landlord will have the right (but is not required) to perform such obligation and, if necessary, to enter upon the Premises. All costs incurred by Landlord (together with interest at the rate of 15% per annum, but not to exceed the highest legal rate) will be deemed to be Additional Rent under this Lease and will be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any of its other rights or releasing Tenant from any of its obligations under this Lease.

h.
Interpretation.

EXHIBIT 10.54

The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular. The masculine, feminine and neuter genders each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” includes Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s express or implied permission. This Lease does not, and nothing contained herein, will create a partnership or other joint venture between Landlord and Tenant. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable will not invalidate the remainder of such provision, which will remain in full force and effect.

i.
Incorporation of Prior Agreements; Modifications.

This Lease is the only agreement between the parties pertaining to the lease of the Premises. All amendments to this Lease must be in writing and signed by all parties. Any other attempted amendment will be void.

j.
Notices.

Except as otherwise permitted hereunder, all notices, requests and other communications required or permitted under this Lease shall be in writing and shall be sent by (i) certified mail, return receipt requested, postage prepaid; (ii) telefax or electronic mail, provided that an original of such facsimile or electronic mail is also sent to the addressee by means described in clauses (i), (iii) or (iv); (iii) a national overnight delivery service which maintains delivery records; or (iv) personal delivery. Notices to Tenant shall be delivered to Tenant’s Notice Address. Notices to Landlord shall be delivered to Landlord’s Notice (and Rent Payment) Address. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon notice to the other party.

k.
Waivers.

All waivers will be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of Rent is not a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check will be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

l.
Memorandum of Lease.

Neither party may record this Lease in the public records.

m.
Binding Effect; Choice of Law.

This Lease will bind any party who legally acquires any rights or interest in this Lease from Landlord or Tenant, provided that Landlord will have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the State of Texas govern this Lease and exclusive venue shall be in Eastland County, Texas.

THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR THE RELATIONSHIP OF THE PARTIES HEREUNDER.

n.
Execution of Lease.

This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts will constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant is not be deemed to be an offer to lease and will not be binding upon either party until executed and delivered by both parties. This Lease may be executed or delivered by electronic or facsimile means, and copies of executed signature pages stored electronically in portable document format (.pdf) shall be binding as originals.

Simultaneously with the execution hereof, Tenant shall cause Guarantor to execute and deliver to Landlord a Guaranty in the form set forth on Exhibit “E” attached hereto.

o.
Survival.

All representations and warranties of Landlord and Tenant, Tenant’s indemnity under Section 6.04, the provisions of Section 8.02 and all obligations of Tenant to pay Additional Rent hereunder, shall survive the termination of this Lease.

p.
No Brokers.

Landlord and Tenant each represent and warrant to the other that no brokers are owed a commission or fee with respect to this Lease or the Premises. Landlord and Tenant each agree to indemnify and hold the other party harmless from any claim, demand, cost or liability, including, without limitation, attorneys’ fees and expenses, asserted by any broker based upon dealings with that broker.

q.
Legal Costs.

In any enforcement proceeding brought by either party with respect to this Lease, the nonprevailing party will pay to the prevailing party in such proceeding all costs, including reasonable attorneys’ fees and court costs, incurred by such other party with respect to said proceeding and any appeals therefrom.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT 10.54

LANDLORD REPRESENTATIVE:

Wilks Ranch Texas LTD,a Texas limited partnership,

By:
       Farris Wilks, its Authorized Representative

Date of Signature:

LANDLORD’S CORPORATE APPROVAL:

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, NEITHER THIS LEASE NOR ANY AMENDMENT HERETO WILL BE A VALID AND ENFORCEABLE OBLIGATION OF LANDLORD UNLESS THIS LEASE OR AMENDMENT IS EXECUTED BY FARRIS WILKS WITHIN 20 DAYS OF THE EXECUTION OF THIS LEASE OR ANY SUCH AMENDMENT.

Wilks Ranch Texas, LTD, a Texas limited partnership,

By:

Printed Name:

Title:

Date of Signature:

TENANT: ProFrac Holdings II, LLC By: Printed Name: Title: Date of Signature:

EXHIBIT “A”

[See Attached]]

EXHIBIT “B”

[See Attached]

EXHIBIT “C”

RULES AND REGULATIONS

1.
Except as permitted under the express terms of the Lease, Tenant will not place any signs on the Property without Landlord’s prior written consent. All signage must comply with all applicable laws, codes and regulations, including, without limitation, zoning and building codes. No advertisements, pictures or signs of any sort may be displayed on or outside the Premises without the prior written consent of Landlord. This prohibition includes any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Landlord has the right to remove any such unapproved item without notice and at Tenant’s expense.

EXHIBIT 10.54

2.
Tenant may not park or store motor vehicles, trailers or containers outside the Premises after the conclusion of normal daily business activity except in approved areas specifically designated by Landlord.
3.
Tenant may not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord.
4.
All window coverings and window films or coatings installed by Tenant and visible from outside of the building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections may be attached to the outside walls of the building.
5.
Tenant may not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant may not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.
6.
Tenant may not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant may not permit cooking in or about the Premises other than in microwave ovens.
7.
Tenant may not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.
8.
Tenant may not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.
9.
Tenant will park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading. During loading and unloading of vehicles or containers, Tenant will not unreasonably interfere with traffic flow within the industrial park and loading and unloading areas of other tenants.

10. Storage of propane tanks, whether interior or exterior, will be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, will be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant will protect electrical panels and building mechanical equipment from damage from forklift trucks.

11. Tenant will not disturb, solicit or canvas any occupant of the Building or industrial park and will co-operate to prevent same.

12. No person may go on the roof of the Property without Landlord’s permission except to perform obligations under its lease.

13. No animals or birds of any kind may be brought into or kept in or about the Premises.

14. Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Building will be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant will cease using any such machinery which causes objectionable noise and vibration which can not be sufficiently mitigated.

15. All goods, including material used to store goods, delivered to the Premises of Tenant will be immediately moved into the Premises and will not be left in parking or exterior loading areas overnight.

16. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

17. Forklifts which operate on asphalt paving areas may not have solid rubber tires and may use only tires that do not damage the asphalt.

18. Tenant will be responsible for the safe storage and removal of all pallets. Pallets will be stored behind screened enclosures at locations approved by the Landlord.

19. Tenant will be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse will be contained in suitable receptacles at locations approved by Landlord. Landlord reserves the right to remove, at Tenant’s expense and without further notice, any trash or refuse left elsewhere outside of the Premises or in the industrial park.

20. Tenant may not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise is allowed in the parking lots or other common areas.

10.
Tenant will be allowed to install a camera system in the Premises, at Tenant’s sole cost and expense; provided, however, that Landlord shall not be responsible for any costs related to such camera system or any damage to or maintenance of such camera system. Additionally, to the extent reasonably requested by Tenant, Tenant agrees to permit Landlord access to any film recorded through Tenant’s camera system.
11.
Tenant will also be allowed to install a door locking system in the Premises; provided, however, that Landlord shall not be responsible for any costs related to such door locking system or any damage to or

EXHIBIT 10.54

maintenance of such door locking system. Keys or access cards will be provided to Landlord for security and safety purposes.
12.
Tenant will appoint an emergency coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency and assuring that sprinkler valves are kept open. Tenant will provide Landlord access to fire protection and any related communications equipment in the Premises at all times.
13.
Tenant shall not permit smoking of any kind inside the Premises. Tenant may designate an exterior location as a smoking area if they so choose. If Tenant’s designated smoking area becomes a nuisance to others, Landlord, at its sole discretion, may request the relocation or removal of such smoking area at which time Tenant shall agree to such requests.

[END OF EXHIBIT]

EXHIBIT "D"

RENEWAL OPTION

Provided no event of default by Tenant under the Lease then exists and Tenant is then leasing the entire Premises at the time of such election, Tenant (but not any assignee, sublessee or other transferee of Tenant) may renew this Lease for one (1) additional, successive period of two (2) consecutive years (such extension period being herein called the "Extended Term"), at mutually acceptable terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not earlier than three hundred sixty-five (365) days and not later than one hundred eighty (180) days before the expiration of the initial Lease Term. Such Extended Term shall then commence on the first day immediately following the date of expiration of the initial Lease Term. On or before the commencement date of the Extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:

1. The Minimum Guaranteed Rental payable for each month during such Extended Term shall be the greater of (i) one-hundred ten percent (110%) of the then current monthly Minimum Guaranteed Rental amount payable during the last month of the initial Lease Term, or (ii) the then prevailing Market Base Rental Rate (as defined hereinbelow) for comparable space in the area (it being hereby agreed that as used in this Exhibit, the term "Market Base Rental Rate" shall mean the annual rental rate then being charged and/or quoted for renewal space comparable to the space for which the Market Base Rental Rate, as determined in Landlord’s sole discretion. It being further agreed that bona fide written offers to lease the relevant space made to Landlord by third parties may be used by Landlord as an indication of such Market Base Rental Rate); and

2. Tenant shall have no further renewal options with respect to the Lease unless otherwise expressly granted by Landlord in writing.

It is agreed that Tenant shall take and occupy the Premises during such Extended Term in its then "AS IS, WHERE IS AND WITH ALL FAULTS" condition, and that Landlord shall not be obligated to perform any modifications, alterations or improvements to the Demised Premises nor to provide to Tenant any allowances or other tenant concessions or inducements in connection with Tenant's extension of the Lease Term pursuant to this Exhibit (provided, that the determination of the Market Base Rental Rate as described above shall take into consideration whether or not any such tenant concessions or inducements are or are not being granted by Landlord in connection with such extension and renewal of the Term of the Lease pursuant hereto). Tenant's rights under this Exhibit "D" shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Demised Premises, or (iii) Tenant fails to timely exercise its option under this Exhibit "D", time being of the essence with respect to Tenant's exercise thereof. Notwithstanding anything to the contrary set forth in this Exhibit "D", it is hereby agreed that no assignee or transferee of any of Tenant's interests in the Lease nor sublessee or other transferee of any of the Demised Premises may exercise any of Tenant's options granted pursuant to this Exhibit "D".

EXHIBIT “E”

GUARANTY

THIS GUARANTY is executed as of October 20th, 2022, by ProFrac Holdings II, LLC (“Guarantor”) to Wilks Ranch Texas, LTD, a Texas limited partnership (“Landlord”).

WHEREAS, as an inducement to Landlord to enter into that certain Industrial Lease Agreement (the “Lease”) dated November 1, 2022, by and between Landlord and ProFrac Holdings II, LLC (“Tenant”), wherein Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, certain premises containing approximately 39.99 Acres and 29,100 square feet more particularly described therein and located at 12193 IH 20, Cisco, TX. 76437 (the “Premises”);

WHEREAS, Landlord is not willing to lease the Premises to Tenant unless Guarantor unconditionally guarantees payment and performance of all obligations of Tenant to Landlord arising under or in connection with the Lease, including without limitation, any

EXHIBIT 10.54

and all obligations of Tenant arising under any modification, amendment, extension and/or expansion of the Lease (collectively, the “Guaranteed Obligations”); and

WHEREAS, Guarantor will directly benefit from Landlord’s lease of the Premises to Tenant;

NOW, THEREFORE, as an inducement to Landlord to enter into the Lease and to lease the Premises to Tenant thereunder, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Guarantor hereby irrevocably and unconditionally guarantees to Landlord and its successors and assigns the due and punctual payment and performance of the Guaranteed Obligations. Guarantor hereby irrevocably and unconditionally covenants and agrees that he is and shall be jointly and severally liable for the payment and performance of the Guaranteed Obligations as a primary obligor. If all or any part of the Guaranteed Obligations shall not be punctually paid or performed when due, Guarantor shall, immediately upon demand by Landlord, and without presentment, protest, notice of protest, notice of non-payment or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Landlord. It shall not be necessary for Landlord (and Guarantor hereby waives any rights which Guarantor may have to require Landlord), in order to enforce such payment by Guarantor, first to (i) institute suit or exhaust its remedies against Tenant or others liable on the Guaranteed Obligations or any other person, (ii) enforce Landlord’s rights against any security which shall ever have been given to secure the Guaranteed Obligations, (iii) join Tenant or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (iv) exhaust any remedies available to Landlord against any security which shall ever have been given to secure the Guaranteed Obligations, or (v) resort to any other means of obtaining payment of the Guaranteed Obligations. Guarantor agrees that Landlord, in its discretion, may (i) bring suit against Guarantor and any other endorser, guarantor, or surety of the Guaranteed Obligations jointly and severally or against any one or more of them, in either case with or without the joinder of Tenant, and (ii) compound or settle with the Tenant or any other endorser, guaranty or surety for such consideration as Landlord may deem proper. Guarantor shall not be subrogated to any of the rights of the Landlord under the Lease or in or to the Premises or any other rights of the Landlord, by reason of any of the provisions of this instrument or by reason of the payment or performance by Guarantor of any of the Tenant’s liabilities or obligations under the Lease, and Guarantor will look solely to the Tenant for recoupment.

2. Guarantor hereby waives notice of (i) acceptance of this Guaranty, protest, demand and dishonor, proof of non-payment or default by Tenant, and all other demands of any kind now or hereafter provided for by any statute or rule of law, (ii) any amendment or extension of the Lease or of any other instrument or document pertaining to all or any part of the Guaranteed Obligations, (iii) the occurrence of any breach by Tenant or event of default, and (iv) all demands and notices of every kind in connection with this Guaranty, the Lease, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed. Guarantor hereby expressly waives the provisions of: (a) Sections 34.02 and 34.03 of the Texas Uniform Commercial Code; (b) Section 17.001 of the Texas Civil Practice and Remedies Code; and (c) Rule 31 of the Texas Rules of Civil Procedure (herein collectively called “Laws”), to the extent such Laws (or any of them) are applicable to this Guaranty or the liability or obligation of Guarantor hereunder.

3. Guarantor agrees that Guarantor’s obligations and liability under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following: any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations or the Lease, including without limitation, any sublease or assignment by Tenant; the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, death, disability, dissolution or lack of power of Tenant, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any sale, lease or transfer of any or all of the assets of Tenant or Guarantor, or any changes in the shareholders, partners or members of Tenant or Guarantor; the invalidity, illegality, cessation or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever; any full or partial release of the liability of Tenant on the Guaranteed Obligations or any part thereof, or of any co guarantors; the reorganization, merger or consolidation of Tenant into or with any other corporation or entity; or any other action taken or omitted to be taken with respect to the Lease, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof.

4. Guarantor represents and warrants to Landlord that: (i) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Guaranteed Obligations, and the value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligations of Guarantor hereunder; (ii) Guarantor is familiar with, and has independently reviewed books and records regarding the financial condition of the Tenant and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty; (iii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor to Landlord, and is fully enforceable against Guarantor in accordance with its terms: (iv) all balance sheets, net worth statements, financial statements and reports, and other financial data which have heretofore been given to Landlord with respect to Guarantor and Tenant fairly and accurately present the financial condition of Guarantor and Tenant as of the date thereof, and, since the date thereof, there has been no material adverse change in the financial condition of Guarantor or Tenant; (v) there are no legal or arbitration proceedings, material claims, or demands pending against, or to the knowledge of Guarantor threatened against Guarantor or Tenant or any of the assets or properties of Guarantor or Tenant; (vi) Guarantor is not in breach or default of any legal requirement applicable to Guarantor; and (vii) no event (including, specifically, Guarantor’s execution and delivery of this Guaranty)

EXHIBIT 10.54

has occurred which, with the lapse of time or action by a third party (or both), could result in Guarantor’s breach or default under any agreement binding upon Guarantor.

5. Guarantor agrees with Landlord that: (i) Guarantor will, from time to time, within ten (10) days following request by Landlord, execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified) and further stating such other matters as Landlord shall reasonably require; (ii) Guarantor shall, upon demand from Landlord, deliver to Landlord from time to time, within ten (10) business days following request, a balance sheet and financial statement of Guarantor as of a date not more than ninety (90) days prior to the first day of the month during which said request is made, duly certified by Guarantor to accurately present the financial position of Guarantor as of the date of such balance sheet; (iii) in the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Landlord, pay Landlord all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Landlord in the enforcement hereof or the preservation of Landlord’s rights hereunder; (iv) Guarantor will not sell, lease, transfer or otherwise dispose of all or a substantial part of Guarantor’s assets, or otherwise make any transfer with respect to Guarantor’s assets which would adversely affect the ability of Guarantor to perform each of its obligations under this Guaranty; (v) in the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Landlord must rescind or restore any payment, or any part thereof, received by Landlord in satisfaction of the guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Landlord shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Landlord and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance; and (vi) until the Guaranteed Obligations shall be paid and satisfied in full and Guarantor shall have performed all of its obligations hereunder, the Guarantor Claims shall be subject and subordinate to the Guaranteed Obligations. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Tenant to Guarantor.

6. No failure to exercise, and no delay in exercising, on the part of Landlord, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Landlord hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty. This Guaranty embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and this Guaranty may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Landlord, assign any of its rights, powers, duties or obligations hereunder.

7. This Guaranty has been prepared, is intended to be performed in the State of Texas and shall be governed by the laws of the State of Texas. Guarantor hereby irrevocably submits and consents to the non-exclusive jurisdiction of the courts of the State of Texas located in Eastland County, Texas.

EXECUTED as of the day and year first above written.

GUARANTOR:

[signature]

Printed Name:

Date:

SSN: